HALLCHADWICK
Chartered Accountants and Business Advisers

30 July 2013

For attention of: United States Securities and Exchange Commission

Hall Chadwick confirms that it agrees with the statements made in section 16F of the Form 20-F prepared for CBD Energy Limited as follows:

"The report of Hall Chadwick on our consolidated financial statements for the fiscal year ended June 30, 2011 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, apart from the emphasis on the following matters:

- *Significant uncertainty regarding the carrying value of Renewable Energy Certificates (REC's);*
- *Significant uncertainty regarding the carrying value of investments in wind projects; and*
- *Significant uncertainty regarding the carrying value of patents.*

During the fiscal year ended June 30, 2011 (the last fiscal year audited by Hall Chadwick) and through the period ended September 26, 2012, there were no disagreements (as defined in Item 16F(a)(1)(iv) of Form 20-F and the related instructions) with Hall Chadwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of Hall Chadwick, would have caused them to make reference in connection with its report to the subject matter of the disagreements for such fiscal year.

During the fiscal year ended June 30, 2011 (the last fiscal year audited by Hall Chadwick) and through the period ended September 26, 2012, there were no reportable events (as defined in Item 16F(a)(1)(v)(A)-(D) of Form 20-F)."

Yours faithfully

Graham Webb
Partner
Hall Chadwick

SYDNEY
Level 29
St Martin's Tower
31 Market Street
Sydney NSW 2000
Australia

GPO Box 3555
Sydney NSW 2001

Ph: (612) 9263 2600
Fx: (612) 9263 2800

NEWCASTLE
Ph: (612) 4969 5521
Fx: (612) 4969 6059

PARRAMATTA
Ph: (612) 9687 2100
Fx: (612) 9687 2900

PENRITH
Ph: (612) 4721 8144
Fx: (612) 4721 8155

MELBOURNE
Ph: (613) 8678 1600
Fx: (613) 8678 1699

PERTH
Ph: (618) 6557 6200
Fx: (618) 9218 8950

BRISBANE
Ph: (617) 3211 1250
Fx: (617) 3211 1249

GOLD COAST
Ph: (617) 5538 2322
Fx: (617) 5526 8599